UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 2

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 8, 2005

                        INTERNATIONAL DISPLAYWORKS, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                       0-27002                     94-3333649
       --------                       -------                     ----------
(State or other jurisdiction of  (Commission File Number)      (I.R.S. Employer
       incorporation or                                      Identification No.)
        organization)

                        1613 Santa Clara Drive, Suite 100
                        Roseville, California 95661-3542
    (Address and telephone number of principal executive offices) (Zip Code)

                                 (916) 797-6800
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                TABLE OF CONTENTS

    Section 9 -- Financial Statements and Exhibits

    Item 9.01 Financial Statements and Exhibits

SIGNATURE

EXHIBIT 23.1

Section 9 -- Financial Statements and Exhibits
----------------------------------------------

     On April 13, 2005, International DisplayWorks, Inc. (the "Company") filed a Current Report on Form 8-K to report the completion of its acquisition of all the outstanding shares of Three-Five Systems (Beijing) Co., Ltd., and certain other manufacturing equipment from Three-Five Systems, Inc. (the "TFSB Acquisition"). The Company indicated on the Form 8-K that it would file the financial information required under Item 9.01 no later than 71 days after the date on which the initial report on Form 8-K was required to be filed. This Amendment is filed to provide the required financial information.

     Pursuant to Item 9.01 of Form 8-K, set forth below are the Financial Statements and Pro Forma Financial Information relating to the TFSB Acquisition. Such information should be read in conjunction with the Company's Current Report on Form 8-K, dated May 31, 2005 and filed on May 31, 2005, and Current Report on Form 8-K, dated April 8, 2005 and filed on April 13, 2005, relating to the TFSB Acquisition.

Item 9.01 Financial Statements and Exhibits
-------------------------------------------

(a) Financial Statements of Business Acquired
    -----------------------------------------

    Report of Independent Registered Public Accounting Firm

    Balance Sheets - Three-Five Systems (Beijing) Co., Ltd as of December 31, 2004 and 2003

    Statements of Operations - Three-Five Systems (Beijing) Co., Ltd. for the years ended December 31, 2004 and 2003

    Statement of Shareholders' Equity - Three-Five Systems (Beijing) Co., Ltd for the years ended December 31, 2004 and 2003

    Statements of Cash Flows - Three-Five Systems (Beijing) Co., Ltd. for the years ended December 31, 2004 and 2003

    Notes to the Financial Statements - Three-Five Systems (Beijing) Co., Ltd. for the years ended December 31, 2004 and 2003

(b) Pro Forma Financial Information
    -------------------------------

    Unaudited Pro Forma Combined Statement of Operations for the six months ended April 30, 2005

    Unaudited Pro Forma Combined Statement of Operations for the twelve months ended October 31, 2004 for International Display Works, Inc. and December 31, 2004 for Three-Five Systems (Beijing) Co., Ltd.

(c) Exhibits
    --------

Exhibit No.       Exhibit Description
----------        --------------------
23.1              Consent of Independent Registered Public Accounting Firm.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             INTERNATIONAL DISPLAYWORKS, INC.,
                             a Delaware corporation

Dated: July 21, 2005         /s/ Alan M. Lefko
                             -------------------------------------------------
                             Alan M. Lefko,
                             Vice President Finance



Item 9.01 Financial Statements and Exhibits
-------------------------------------------

(a) Financial Statements of Business Acquired
    -----------------------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of
Three-Five Systems (Beijing) Co., Ltd

We have audited the accompanying balance sheets of Three-Five Systems (Beijing)
Co., Ltd. (the "Company") as of December 31, 2004 and 2003 and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Three-Five Systems (Beijing)
Co., Ltd. as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

/S/ GRANT THORNTON

Hong Kong
June 23, 2005

                                       6
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                     THREE-FIVE SYSTEMS (BEIJING) CO., LTD.
                                 BALANCE SHEETS
                                 (in thousands)

                                                ASSETS                                         December 31,   December 31,
                                                                                                  2004           2003
                                                                                               -------------------------
Current assets:
     Cash and cash equivalents                                                                 $   1,675      $   1,084
     Accounts receivable, net of allowance for doubtful accounts of $20 and $0                     3,303            833
     Accounts receivable intercompany                                                                345          4,228
     Inventories                                                                                   4,639          2,399
     Prepaid expense and other current assets                                                      1,604            738
                                                                                               ---------      ---------
       Total current assets                                                                       11,566          8,198
                                                                                               ---------      ---------
Property and equipment at cost, net                                                                9,650          9,057
                                                                                               ---------      ---------
       Total assets                                                                            $  21,216      $  18,339
                                                                                               =========      =========
                                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                                          $   2,048      $   2,740
     Accounts payable intercompany                                                                 4,171            946
     Accrued liabilities                                                                             822            638
     Loan payable                                                                                  2,417              --
     Current portion of long term debt                                                                11              --
                                                                                               ---------      ----------
       Total current liabilities                                                                   9,469          4,324
Long-term debt, net of current portion                                                                22              --
                                                                                               ---------      ----------
       Total liabilities                                                                           9,491          4,324
                                                                                               ---------      ---------
Commitments and contingencies
Shareholders' equity
     Paid in capital                                                                               6,293          6,293
     Retained earnings                                                                             5,429          7,719
     Cumulative translation adjustment                                                                 3              3
                                                                                               ---------      ---------
       Total shareholders' equity                                                                 11,725         14,015
                                                                                               ---------      ---------
       Total liabilities and shareholders' equity                                              $  21,216      $  18,339
                                                                                               =========      =========

The accompanying notes are an integral part of these financial statements

                                       7
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                     THREE-FIVE SYSTEMS (BEIJING) CO., LTD.
                            STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                                                                  For the Years Ended
                                                                                                      December 31
                                                                                                  2004         2003
Net sales                                                                                      $  18,005   $   19,795
Cost of goods sold                                                                                18,211       19,280
                                                                                               ---------   ----------
     Gross (loss) profit                                                                            (206)         515
                                                                                               ---------   ----------

Operating expenses:
     General and administrative                                                                    1,364        1,349
     Sales, marketing and customer service                                                           477          512
     Engineering, advanced design and product development                                            164          162
                                                                                                ---------   ----------
       Total operating expenses                                                                    2,005        2,023
                                                                                                ---------   ----------

Operating loss                                                                                    (2,211)      (1,508)
                                                                                                ---------   ----------

Other income (expense):
     Interest income                                                                                   8           40
     Interest expense                                                                                (69)        (101)
     Other expense                                                                                   (18)          (4)
                                                                                                ---------   ----------
       Total other expense                                                                           (79)         (65)
                                                                                                ---------   ----------
Loss before income taxes                                                                          (2,290)      (1,573)

     Provision for income taxes                                                                       --           --
                                                                                               ----------   -----------

Net loss                                                                                       $  (2,290)  $   (1,573)
                                                                                               ==========  ===========

The accompanying notes are an integral part of these financial statements

                                       8
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                     THREE-FIVE SYSTEMS (BEIJING) CO., LTD.
                        STATEMENT OF SHAREHOLDERS' EQUITY
                                 (in thousands)

                                                                                                             Cumulative
                                                                                         Paid in  Retained   Translation
                                                                                         capital  earnings   Adjustment     Total
Balance, December 31, 2002                                                             $   6,293 $    9,292     $   2    $  15,587
     Net loss                                                                                 --     (1,573)        --      (1,573)
     Translation adjustment                                                                   --          --         1           1
                                                                                      ---------- -----------     -----   ----------
Balance, December 31, 2003                                                             $   6,293 $    7,719     $   3    $  14,015
     Net loss                                                                                 --     (2,290)        --      (2,290)
                                                                                      ---------- ----------     ------   ----------
Balance, December 31,
2004                                                                                   $   6,293 $    5,429     $   3    $  11,725
                                                                                       ========= ==========     =====    ==========

                     The accompanying notes are an integral part of these financial statements

                                       9
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                     THREE-FIVE SYSTEMS (BEIJING) CO., LTD.
                            STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                                               For the Years Ended
                                                                                                                  December 31,
                                                                                                                2004        2003
Cash flows from operating activities:
     Net loss                                                                                                $   (2,290) $  (1,573)
     Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
         Depreciation                                                                                             1,202      1,198
         Translation adjustment                                                                                      --          1
         Loss on disposal of fixed assets                                                                            40          3
         Changes in operating assets and liabilities of business  combinations:
           Decrease (increase) in  accounts receivable                                                            1,413     (1,854)
            (Increase) decrease in  inventories                                                                  (2,240)       747
           Decrease in prepaid  expenses and other current assets                                                  (866)      (484)
           Increase in accounts payable                                                                           2,533      1,536
           Increase in accrued  liabilities                                                                         184        473
                                                                                                             ----------  ----------
              Net cash (used in)  provided by operating  activities                                                 (24)        47
Cash flows from investing activities:
     Acquisitions of property, plant and equipment                                                               (1,844)    (1,907)
     Proceeds from disposal of property, plant and equipment                                                         45         15
                                                                                                             ----------  ----------
                Net cash used in  investing  activities                                                          (1,799)    (1,892)
Cash flows from financing activities:
     Payments on capital equipment lease                                                                             (3)        --
     Proceeds from (payments on) debt                                                                             2,417     (2,706)
                                                                                                             ----------  ----------
       Net cash provided by (used in) financing activities                                                        2,414     (2,706)
Increase (decrease) in cash and cash equivalents                                                                    591     (4,551)
Cash and cash equivalents at beginning of period                                                                  1,084      5,635
                                                                                                             ----------  ----------
Cash and cash equivalents at end of period                                                                   $    1,675  $   1,084
                                                                                                             ==========  ==========
Supplemental disclosure:
     Cash paid for interest                                                                                  $       69  $      101
                                                                                                             ==========  ==========
     Cash paid for income taxes                                                                              $       --  $       --
                                                                                                             =========== ==========
Non-cash transactions
     Inception of capitalized equipment lease                                                                $       36  $       --
                                                                                                             ==========  ==========

                     The accompanying notes are an integral part of these financial statements



                     THREE-FIVE SYSTEMS (BEIJING) CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

1. THE BUSINESS

         Description of Business

          Three-Five  Systems  (Beijing) Co., Ltd. (the "Company") is located in
          Beijing, People's Republic of China (the "PRC") where it has a long-term land lease and owns the building in which it assembles thin film transistor ("TFT") and super-twist nematic ("STN") displays.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Fiscal Year

         The Company currently operates on a calendar year which ends on December 31. This will change post-acquisition by International
         DisplayWorks, Inc. to October 31.

         Cash and Cash Equivalents

         The Company considers all highly liquid investments with maturity, at date of purchase, of three months or less to be cash equivalents.

         Financial Instruments

         We have determined the estimated fair value of financial instruments using available market information and valuation methodologies.
         Estimating fair values requires considerable judgment. Accordingly, the estimates may not be indicative of amounts that would be realized in a current market exchange. The carrying values of cash, short-term investments, accounts receivable, and accounts payable approximate fair value due to the short maturities of these instruments. In addition, at December 31, 2004, the carrying amount of the term loan payable and capital lease obligations is estimated to approximate fair value as the actual interest rates are consistent with rates estimated to be currently available for debt with similar terms and remaining maturities.

         Inventories

         Inventories are stated at the lower of cost or net realizable value.
         Cost is determined on the first-in, first-out basis. Costs included in the valuation of inventory are labor, materials (including freight and duty) and manufacturing overhead. We scrap inventory when materials are determined to be defective, damaged or no longer required. We also write down our inventory for estimated obsolescence or unmarketable inventory based on assumptions and estimates about market conditions.
         If actual market conditions are less favorable than those projected by us, additional inventory write-downs may be required.

         Property, Plant and Equipment

         Property, plant and equipment are recorded at cost less accumulated depreciation and any provision for impairment and are depreciated using the straight-line method over the estimated useful lives of the respective assets. The cost of major improvements is capitalized whereas the cost of maintenance and repairs is expensed in the period incurred. Gains and losses from the disposal of property, plant and equipment are included in income/loss from operations.

         Depreciation rates computed using the straight-line method are as follows:

                  Buildings                                             35 years
                  Land use right                                     10-15 years

                                       11
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                     THREE-FIVE SYSTEMS (BEIJING) CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

         Machinery and equipment                                      5-12 years
         Furniture and office equipment                                  5 years
         Motor vehicles                                                3-6 years
         Software                                                        3 years

Impairment or Disposal of Long-Lived Assets

In August 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," that was applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supersede SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and portions of
Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Results for
Operations." The statement requires a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value or carrying amount. The statement also requires expected future operating losses from discontinued operations to be recorded in the period(s) in which the losses are incurred, rather than as of the measurement date as previously required. On November 1, 2002, the Company adopted SFAS No. 144. The adoption of SFAS No. 144 did not have any significant impact on the financial position and results of operations of the Company.

Revenue Recognition

The Company  recognizes  revenue from  product  sales in  accordance  with Staff
Accounting Bulletin (SAB) No. 104 "Revenue Recognition in Financial Statements."
SAB No. 104 requires that revenue be recognized when all of the following conditions are met:

         o        Persuasive evidence of an arrangement exists,

         o        Delivery has occurred or services have been rendered,

         o        Price to the customer is fixed or determinable, and

         o        Collectability is reasonably assured.

We assemble and manufacture products for our customers and recognize revenue when persuasive evidence of a sale exists; that is, a product is shipped under an agreement with a customer, risk of loss and title have passed to the customer, the fee is fixed or determinable, and collection of the resulting receivable is reasonably assured. This means that when a product is shipped from one of our factories under the terms of "FOB Factory," then the risk of loss passes to the customer when the product leaves our factory and we recognize revenue at that time. On the other hand, when a product is shipped "FOB
Destination," then risk of loss during transit is maintained by us. Thus, we recognize revenue when the product is accepted by the customer. Shipping terms with one of our major customers is FOB Destination, and many of those products are shipped by sea, taking four to six weeks to reach their destination.

Shipping and Handling Costs

Shipping and handling costs are expensed to cost of sales for material purchases and delivery of finished products, when not borne by our customers. For the years ended December 31, 2004 and 2003, the amount of shipping and handling costs amounted to approximately $414,000 and $231,000, respectively.

                                       12
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                     THREE-FIVE SYSTEMS (BEIJING) CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

                  Income Taxes

                  Financial Accounting Standards Board (FASB) Statement of
                  Financial Accounting Standards (SFAS) No. 109, Accounting for
                  Income Taxes, requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

                  Product Development Costs

                  Product development costs are expensed as incurred. During the years ended December 31, 2004 and 2003, product development expenses amounted to $164,000 and $162,000 respectively.

                  Foreign Currency

                  The Company uses PRC Renminbi as well as the U.S. dollar as its functional currency. The financial statements with functional currency, other than the U.S. dollars, are translated in accordance with SFAS No. 52, "Foreign Currency
                  Translation." All assets and liabilities are translated at exchange rates ruling at the balance sheet date, and all revenue and expenses are translated at the weighted average exchange rate for the period. The effects of these translation adjustments are reported in other comprehensive income and as a separate component of shareholders' equity.

                  The exchange rate between the Renminbi and the U.S. dollar is pegged. The current rate is approximately 8.3 Renminbi to US$1.00 at December 31, 2004 and 2003.

                  Segment Reporting

                  The Company accounts for its segments pursuant to SFAS No. 131
                  "Disclosures about Segments of an Enterprise and Related
                  Information." Operating segments, as defined in SFAS No. 131, are components of an enterprise for which separate financial information is available and are evaluated regularly by the Company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that it is used internally for evaluating the segment performance. The Company considers it operates in only one segment.

3. INVENTORIES

         Inventories consisted of the following at December 31 (in thousands):
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December 31                                                                                         2004      2003
                                                                                                  --------- --------
Finished goods                                                                                    $     515 $     91
Work-in-progress                                                                                         24       --
Raw materials                                                                                         4,469    2,308
Less: reserve for obsolete inventory                                                                   (369)      --
                                                                                                  --------- ---------
Total                                                                                             $   4,639 $  2,399

                                                                                                  ========= ========
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                     THREE-FIVE SYSTEMS (BEIJING) CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

4. PREPAID EXPENSES AND OTHER CURRENT ASSETS

         Prepaid expenses and other current assets consisted of the following at December 31 (in thousands):

December 31                                                                                             2004     2003
                                                                                                      --------  ------
Prepaid expenses                                                                                      $    88   $   74
Advances to suppliers                                                                                     264        2
Business tax and VAT receivable                                                                         1,096      569
Other                                                                                                     156       93
                                                                                                      --------- ------
Total                                                                                                 $   1,604 $  738
                                                                                                      ========= ======

5. PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consisted of the following at December 31
(in thousands):

December 31                                                                                            2004     2003
                                                                                                   ----------  --------
Buildings and land use right                                                                       $    6,519  $    6,122
Machinery and equipment                                                                                 9,464       8,241
Furniture and equipment                                                                                   399         392
Motor vehicles                                                                                             95         129
Software                                                                                                  101          75
                                                                                                   ----------  ----------
                                                                                                       16,578      14,959
Less accumulated depreciation                                                                          (6,928)     (5,902)
                                                                                                   ----------  ----------
                                                                                                   $    9,650  $    9,057
                                                                                                   ==========  ==========

         Depreciation expense totaled $1,202,000 and $1,198,000 for the years ended December 31, 2004 and 2003 respectively.

6. ACCRUED LIABILITIES

         Accrued liabilities consisted of the following at December 31 (in thousands):

December 31                                                                                            2004    2003
                                                                                                      ------- ------
Accrued payroll and related liabilities                                                               $   436 $  406
Accrued staff expenses                                                                                     65     47
Accrued tooling expense                                                                                   102     28
Other accrued liabilities                                                                                 219    157
                                                                                                      ------- ------
     Total accrued liabilities                                                                        $   822 $  638

                                                                                                      ======= ======
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                                       14

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                     THREE-FIVE SYSTEMS (BEIJING) CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

7. DEBTS

         Loans and notes payable consisted of the following at October 31 (in thousands, except interest payments):

                                                                                                        December 31,   December 31,
                                                                                                             2004           2003
                                                                                                        -------------------------
Note payable due April 30, 2005, interest rate 5.304%, interest payable monthly, secured by land use
  right and buildings                                                                                      $   2,417   $         --
Capitalized equipment lease, term three years from November 1, 2004, interest rate 8.02%, monthly
  payment $211                                                                                                    30             --
Capitalized equipment lease, term three years from July 1, 2004, interest rate 7.37%, monthly
  payment $628                                                                                                     3             --
                                                                                                           ---------  -------------
                                                                                                               2,450             --
Less: current portion                                                                                         (2,428)            --
                                                                                                           ---------  -------------
                                                                                                           $      22   $         --
                                                                                                           =========  =============

         Maturities of debt are as follows:

                                   Year Ending
                                                  December 31                                                Third parties    Total
-----------------------------------------------------------------------------------------------------------   ---------------------
     2003                                                                                                     $     --    $     --
     2004                                                                                                           --          --
     2005                                                                                                        2,428       2,428
     2006                                                                                                           13          13
     2007                                                                                                            9           9
                                                                                                              --------    --------
                                                                                                              $  2,450    $  2,450
                                                                                                              ========    ========
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                     THREE-FIVE SYSTEMS (BEIJING) CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

8. INTERCOMPANY RECEIVABLES AND PAYABLES (in thousands)

December 31                                                                     2004     2003
Intercompany Accounts Receivable
Three-Five Systems, Inc. -- Tempe, AZ                                        $   134 $  4,228
Three-Five Systems, Inc. -- Redmond, WA                                           19       --
TFS Electronic Manufacturing Services SDN BHD                                    192       --
                                                                             ------- ---------
Total                                                                        $   345 $  4,228
                                                                             ======== ========

Intercompany Accounts Payable
Three-Five Systems, Inc. -- Tempe, AZ                                        $   4,125 $  946
Three-Five Systems, Inc. -- Redmond, WA                                             46     --
                                                                             --------- -------
Total                                                                        $   4,171 $  946
                                                                             ========== ======

         Intercompany sales for the years ended December 31, 2004 and 2003 were $2,619,000 and $9,236,000, respectively. Intercompany purchases for the years ended December 31, 2004 and 2003 were nil. Royalty payments to Three-Five Systems, Inc. were $306,000 and $392,000 for the years December 31, 2004 and December 31, 2003, respectively. The terms of sale were normal credit terms and the intercompany balances did not accrue interest.

9. COMMITMENTS AND CONTINGENCIES

                  Legal Matters

                  From time to time, the Company is involved in routine litigation in the normal course of business. Management is not aware of any outstanding litigation involving the Company.

                  Purchase Commitments

                  The Company enters into forward purchase commitments in the normal course of business in anticipation of orders from customers not all of which are matched by contracts from customers. The Company believes that such commitments will be required for future production or could be cancelled without material cost.

10.  CONCENTRATION OF CREDIT RISK

                  Product sales to Flextronics International, LG Electronics and Three-Five Systems, Inc. accounted for approximately 47% of sales for the year ended December 31, 2004. Product sales to Motorola, Inc and Three-Five Systems, Inc. accounted for approximately 89% of sales for the year ended December 31, 2003. Five main suppliers accounted for 67% of material purchases for the year ended December 31, 2004 and two main suppliers accounted for 29% of material purchases for the year ended December 31, 2003.



                     THREE-FIVE SYSTEMS (BEIJING) CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

11.  INCOME TAXES

         The Company has not recorded an income tax expense or benefit for the years ended December 31, 2004 and 2003.

         PRC Taxation:

         The fiscal tax year end is December 31. The tax rate are 15% for the year ended December 31, 2004 and 7.5% for the year ended December 31, 2003. There are no tax holidays available to the Company. At December
         31, 2004 the Company had a tax loss carry forward of approximately
         $3,052,000. A valuation allowance of $476,000 for the deferred tax asset has been provided as it could not be concluded that it was more likely than not that these assets would be realized.

                                                                                As of December 31,
                                                                                2004       2003
Tax rate                                                                         15%        7.5%
Deferred tax assets:
     Net operating loss                                                     $   2,290   $   1,573
     Permanent differences                                                         20         141
                                                                            ---------   ---------
                                                                                2,310       1,714
Computed tax benefit @ 15% and 7.5%, respectively                                 347         129
Change in valuation allowance                                                    (347)       (129)
                                                                            ---------   ---------
                                                                            $      --   $      --
                                                                            ==========   ==========
Deferred tax assets:
     Net operating loss (NOL) carry forwards                                      457         189
     Allowance for doubtful accounts receivable                                    --           4
     Start-up expense                                                              (3)         (3)
     Accounts payable write off                                                    --          14
     Non-operating expense                                                         23           3
     Inventory obsolescence                                                        56         (14)
     Other                                                                        (38)        (20)
                                                                             ---------   ---------
       Total deferred tax assets                                                  495         173
Deferred tax liabilities:
     Depreciation and amortization                                                 19          44
                                                                             ---------   ---------
       Total deferred tax liabilities                                              19          44
       Less valuation allowance                                                  (476)       (129)
                                                                             ---------   ---------
Net deferred tax asset                                                             --          --
                                                                             ==========   ==========



                     THREE-FIVE SYSTEMS (BEIJING) CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

12.  SEGMENT AND GEOGRAPHIC INFORMATION

         The Company produces display modules for end products of OEM manufacturers and hence operates in one segment. However, the Company has four major geographic territories where it sells and distributes essentially the same products. The geographic territories are the United States, China (including Hong Kong), Asia (excluding Hong Kong and China), and Europe. The following represents geographical data for continuing operations (in thousands):

Revenues
--------------------------------------------------------------------------------
December 31                                           2004       2003
                                                   ---------- ------------------
United States                                      $    3,882 $   8,393
China (including Hong Kong)                               103       727
Asia (excluding Hong Kong and China)                   10,837        --
Europe                                                    564     1,439
Intercompany sales                                      2,619     9,236
                                                   ---------- ---------
                                                   $   18,005 $  19,795
                                                   ========== =========

"Long-lived Assets"
--------------------------------------------------------------------------------
December 31                                           2004      2003
                                                    ------------------
China                                              $    9,650 $  9,057
                                                     ======== ========

13.  SUBSEQUENT EVENT

         Subsequent to December 31, 2004, on March 30, 2005, Three-Five Systems, Inc. (the Company's parent) entered into a definitive Purchase Agreement which was amended on May 25, 2005 (Amendment No. 1 to the Purchase Agreement) and further amended on June 22, 2005 (Amendment No. 2 to the Purchase Agreement) (the "Agreement") with International DisplayWorks, Inc. ("IDW") for the sale of all outstanding capital stock of the Company. Under the terms of the Agreement, Three-Five Systems, Inc. would sell all outstanding capital stock of Three-Five Systems (Beijing) Co., Ltd and certain other manufacturing equipment for $8 million. The Company was not selling any accounts payable, accounts receivable, or any liabilities which occurred prior to the closing date as of April 8, 2005, all of which will be netted at the closing.

(b) PRO FORMA FINANCIAL INFORMATION

The Transaction

On March 30, 2005, International DisplayWorks, Inc. (the "Company" or "IDW") entered into a definitive Purchase Agreement with Three-Five Systems, Inc. ("TFS") and its wholly owned subsidiaries for the purchase of all outstanding capital stock of TFS' subsidiary Three-Five Systems (Beijing) Co., Ltd. This purchase agreement was amended on May 25, 2005 (Amendment No. 1 to the Purchase Agreement) and further amended on June 22, 2005 (Amendment No. 2 to the Purchase Agreement) (the "Agreement"). Under the terms of the Agreement, the Company would purchase all outstanding capital stock of Three-Five Systems (Beijing) Co., Ltd. and certain other manufacturing equipment for $8 million. The Company is not acquiring any accounts payable, accounts receivable, or any liabilities which occurred prior to the closing date of April 8, 2005, all of which will be netted at the closing, and may pay TFS for any inventory used in the manufacture of displays after the first $2 million in inventory. The accounting records reflect approximately $5 million in existing inventory, but there is no obligation for the Company to pay TFS for such inventory above the $2 million in credit the Company receives unless and until such inventory is actually used. The obligation to pay for such inventory will expire one year from the closing of the acquisition. In addition to the inventory, the Company also agreed to pay TFS an earn-out, provided that the revenue for such identified business first reaches a threshold of $50.4 million for TFT cell phone display revenue from a Tier 1 customer, and $33.6 million in revenues from a combination of TFT and STN displays in the period beginning April 1, 2005 and ending March 31, 2006. Assuming those thresholds are met, the Company would pay TFS an amount equal to $4.83 million. There are no assurances that there will be excess inventory value that will be paid to TFS, and there are no assurances that the earn-out thresholds in revenue will be met. Any amounts to be paid pursuant to the earn-out will be paid through issuance of IDW common stock based on the trailing five day closing average for such common stock prior to March 31, 2006.

Three-Five Systems (Beijing) Co., Ltd. is a wholly foreign owned enterprise located in Beijing, and has a long term lease and owns the building in which it assembles TFT and CSTN display modules. Under the approval and registration requirements in the People's Republic of China and the 1997 regulations concerning changes of interest of investors in foreign invested enterprises ("Transfer Regulations"), TFS is required to submit the required application and paperwork for approval of the transfer, and the parties agreed to close the transaction and pay the purchase price upon submission of the application for approval and transfer. The transfer was approved by the PRC authorities on May 16, 2005.

The transaction included a payment of $8 million in cash and estimated expenses of $0.2 million for acquisition costs and professional fees associated with the transaction. We expect that these costs will be finalized by the end of the Company's third quarter on July 31, 2005. Based on these estimated below is the allocation of the purchase price to the assets and liabilities.

Inventory Acquired

As disclosed above, the Company recorded a $2 million value for inventory acquired. Under the terms of the agreement the Company may use up to $2 million dollars of the inventory on hand, valued at current market prices. Existing inventory used in excess of the $2 million will be purchased from Three-Five Systems at current market value. The Company is under no obligation to purchase inventory in excess of $2 million.

Accounting Policy

The acquisition which was accounted for by the purchase method of accounting under the rules of Statement of Financial Accounting Standards No. 141 - Business Combinations, consisted of an $8 million cash payment, an estimated 0.2 million of expenses, the assumption of $2.4 million in debt and an earn-out provision based on specific revenue targets. We expect that these costs will be finalized by the end of the Company's third quarter on July 31, 2005. Management has used their best estimates and knowledge to determine that the book value of the assets acquired as recorded on the books of Three-Five Systems (Beijing) Co., Ltd is fairly stated. The excess of fair value of the acquired assets over cost was accounted for by a write-down on a pro-rata basis of the long-lived assets that were purchased. Based on these estimates below is the allocation of the purchase price to the assets and liabilities. The Company paid the purchase price from its existing credit facility with Wells Fargo HSBC Trade Bank N.A. and cash generated from operations.

In connection with the acquisition of Three-Five (Beijing) Co. Ltd. the Company paid $8 million in cash, incurred an estimated $229 thousand in expenses related to the acquisition and acquired the following assets and liabilities:

        Current Assets
        --------------
                Inventory                                  $       2,000
                Net due from Three-Five Systems                      432
                Prepaid expenses and other current
                assetts                                            1,086
                                                           -------------
                        Total current assets               $       3,518

        Non-current assets
        ------------------
                Property and equipment, at cost                    9,535
                Less: Excess of fair value of acquired
                net assets over cost                              (2,394)
                                                           --------------
                                                                   7,141
        Current Liabilities
        -------------------
                Mortgage payable                                  (2,430)
                                                           --------------
                        Total current liabilities                 (2,430)
                                                           --------------
        Net assets acquired                                        8,229

The Entities Involved

International   DisplayWorks,   Inc.   through  its  wholly  owned   subsidiary,
International DisplayWorks (Hong Kong) Limited acquired 100% of the stock of Three-Five Systems (Beijing) Co., Ltd.

Pro-Forma Reporting Periods

International DisplayWorks, Inc. and its subsidiaries currently report on a fiscal year that ends on October 31. Three-Five Systems (Beijing) Co., Ltd currently reports on a calendar year ending December 31. As the balance sheet of Three-Five Systems (Beijing) Co., Ltd. was included in the quarterly filing of International DisplayWorks, Inc. for the period ending April 30, 2005, no proforma balance sheet is required to be presented.

Statements of Operations

The unaudited pro-forma combined statements of operations for the six-month period ended April 30, 2005 includes the results of operations (November 1, 2004 through April 8, 2005) of Three-Five Systems (Beijing) Co., Ltd and the results of operations (November 1, 2004 through April 30, 2005) of International DisplayWorks, Inc. and its subsidiaries. International DisplayWorks, Inc. began consolidating Three-Five Systems (Beijing) Co., Ltd. in its consolidated financial statements from April 9, 2005.

The unaudited pro-forma combined statement of operations for the twelve-month period includes the profit and loss statement of Three-Five Systems (Beijing) Co., Ltd. for the twelve months ended December 31, 2004 and the statement of operations of International DisplayWorks, Inc. and its subsidiaries for the fiscal year ended October 31, 2004.

In both presentations, the pro-forma eliminations represent the intercompany sales and royalty payments that Three-Five Systems (Beijing) Co. Ltd. made to its parent, Three-Five Systems, Inc., and its subsidiaries which were not acquired in this transaction. International DisplayWorks, Inc. does not plan to sell to these entities and will not be liable for royalty payments to them in the future.


                INTERNATIONAL DISPLAYWORKS, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 (in thousands, except Share and per share data)

                                                                         For Six Months Ended April 30, 2005 (unaudited)
                                                                 IDW and        Three-Five
                                                              Subsidiaries        Systems
                                                            (including Three-     Beijing
                                                              Five Systems     (November 1,
                                                             Beijing April 9   2004 through                 Proforma
                                                            through 30, 2005) April 8, 2005)      (1)      Adjustments    Combined
Sales                                                        $       40,789     $   8,706         (2)      $  (240)  $      49,253
Cost of goods sold                                                   33,026         8,808         (3)         (230)         41,601
                                                             --------------     ---------                  --------  --------------
     Gross profit (loss)                                              7,763          (102)                     (10)          7,652
                                                             --------------     ---------                  --------  --------------
Operating expenses:
     General and administrative                                       3,695           679                       --           4,374
     Selling, marketing and customer service                          1,174           270         (4)         (180)          1,260
     Engineering, advanced design and product
      development                                                       251           151                       --             402
                                                             --------------     ---------                  --------  --------------
       Total operating expenses                                       5,120         1,100                     (180)          6,036
                                                             --------------     ---------                  --------  --------------
       Operating income (loss)                                        2,643        (1,202)                     170           1,616
                                                             --------------     ---------                  -------   --------------
Other income (expense):
     Interest income                                                     --             3                       --               3
     Interest expense                                                  (177)          (56)                      --            (233)
     Other income (expense)                                              22            (9)                      --              13
                                                             --------------     ----------                 --------  --------------
       Total other income (expense)                                    (155)          (62)                      --            (217)
                                                             --------------     ----------                 --------  --------------
       Income (loss) from operations before taxes                     2,488        (1,264)                     170           1,399
       Provision for income taxes                                        --            --                       --              --
                                                             --------------     ----------                 --------  --------------
       Net income (loss)                                     $        2,488     $  (1,264)                 $   170   $        1,399
                                                             ==============     =========                  =======   ==============
Basic and diluted income per common share
       Basic                                                 $         0.08                                          $         0.04
                                                             ==============                                          ==============
       Diluted                                               $         0.08                                          $         0.04
                                                             ==============                                          ==============
Weighted average common shares outstanding
       Basic                                                     31,146,049                                              31,146,049
                                                             ==============                                          ==============
       Diluted                                                   32,131,389                                              32,131,389
                                                             ==============                                          ==============

------------

(1) IDW and subsidiaries consolidated results for the six months ended April 30, 2005 included the results of operations for Three-Five Systems (Beijing) Co. Ltd. for the period April 9 through 30, 2005. Therefore the proforma presentation for the six months ended April 30, 2005 for Three-Five Systems (Beijing) Co., Ltd. only includes the operating results for the period November 1, 2004 through April 8, 2005.

(2) Elimination of Three-Five Systems intercompany revenue

(3) Elimination of cost of goods sold associated with Three-Five Systems intercompany revenue

(4) Elimination of royalty paid by Three-Five Systems (Beijing) Co., Ltd to Three-Five Systems Inc.



                INTERNATIONAL DISPLAYWORKS, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          FOR THE TWELVE MONTH PERIODS
                 (in thousands, except Share and per share data)

                                                                  -----------------------------------------------------------------
                                                                       IDW and       Three-Five
                                                                    Subsidiaries       System
                                                                      12 months      Beijing 12
                                                                        ended          months             Proforma
                                                                     October 31,        ended            Adjustments     Combined
                                                                        2004       December 31,     (4)  (unaudited)    (unaudited)
                                                                                        2004

Sales                                                             $       46,377     $  18,005      (1)$    (2,619)  $       61,762
Cost of goods sold                                                        36,266        18,615      (2)     (2,401)          52,478
                                                                  --------------     ---------                       --------------
     Gross profit (loss)                                                  10,111          (610)               (218)           9,284
                                                                  --------------     ---------                       --------------
Operating expenses:
     General and administrative                                            5,403         1,364                  --            6,767
     Selling, marketing and customer service                               2,096           477      (3)       (306)           2,267
                                                                                                                --               --
     Engineering, advanced design and product development                    625           164                  --              789
     Litigation settlement                                                  (625)           --                  --             (625)
                                                                  --------------     ----------                      --------------
       Total operating expenses                                            8,749         2,005                (306)          10,448
                                                                  --------------     ---------                       --------------
       Operating income (loss)                                             1,362        (2,615)                 88           (1,164)
                                                                  --------------     ---------                       --------------
Other income (expense):
     Interest income                                                          --             8                  --                8
     Interest expense                                                       (396)          (69)                 --             (465)
     Other income (expense)                                                  108           (18)                 --               90
                                                                  --------------     ---------                        --------------
       Total other income (expense )                                        (288)          (79)                 --             (367)
                                                                  --------------     ---------                        --------------
       Income (loss) from operations before taxes                          1,074        (2,694)                 88           (1,531)
       Provision for income taxes                                             --            --                  --               --
                                                                  ---------------     ----------       -----------   --------------
       Net income (loss)                                          $        1,074     $  (2,694)        $        88   $       (1,531)
                                                                  ==============     =========         ===========   ==============
Basic and diluted income (loss) per common share
       Basic                                                      $         0.04                                     $        (0.06)
                                                                  ==============                                     ==============
       Diluted                                                    $         0.04                                     $        (0.06)
                                                                  ==============                                     ==============
Weighted average common shares outstanding
       Basic                                                          25,647,763                                         25,647,763
                                                                  ==============                                     ==============
       Diluted                                                        27,511,228                                         27,511,228
                                                                  ==============                                     ==============

------------

(1) Elimination of Three-Five Systems intercompany revenue

(2) Elimination of Cost of goods sold associated with Three-Five Systems intercompany revenue

(3) Elimination of royalty paid by Three-Five Systems (Beijing) Co., Ltd to
    Three-Five Systems Inc.

(4) The amounts included for International DisplayWorks, Inc. for the year ended
    October 31, 2004 and for Three-Five Systems (Beijing) Co., Ltd for the year ended December 31, 2004 are derived from the audited financial statements included in International DisplayWorks, Inc. Form 10-K and Three-Five
    Systems (Beijing) Co., Ltd. audited financial statements included herein.

                                  Exhibit Index

Exhibit No.       Exhibit Description
23.1              Consent of Independent Registered Public Accounting Firm.